Exhibit 99.2

Spherix Incorporated

Certification of
Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

I, Richard C. Levin, Chief Financial Officer of Spherix Incorporated (the “Company”) and President of the InfoSpherix Division, in compliance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the “Report”) filed with the Securities and Exchange Commission:

•                  Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard C. Levin
Richard C. Levin
CFO of Spherix and Interim President of the InfoSpherix Division
April 30, 2003

A signed copy of this written statement required by Section 906 has been provided to Spherix Incorporated and will be retained by Spherix Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.